December 13, 1996


Mr. Ray Singleton
President
Basic Earth Science Systems, Inc.
633 17th Street, Suite 1670
Denver, CO  80202

Dear Mr. Singleton:

     Norwest Bank Colorado, National Association ("Norwest") has agreed to provide certain credit facilities to Basic Earth Science Systems, Inc. (the "Borrower") on the terms and conditions set forth in that letter agreement dated March 30, 1995 (the "Original Loan Agreement") as amended by that letter agreement dated September 13, 1995 (the "Amendment") and that letter agreement dated January 15, 1996 (the "Second Amendment"). The Original Loan Agreement, the Amendment and the Second Amendment shall be referred to herein as the "Loan Agreement".

     Norwest and the Borrower have agreed to further modify and amend the terms of the subject credit facilities as specifically set forth in this letter agreement. This letter agreement shall serve to evidence the amendment to the Loan Agreement and shall be referred to as the "Third Amendment". All terms and conditions of the Loan Agreement that are not specifically amended herein shall remain in full force and effect.

1.  TERMS OF PRODUCTION LOAN

COMMITMENT AMOUNT

Not to exceed the lesser of the Borrowing Base Amount or $2,500,000. The loan made hereunder shall be evidenced by Borrower's promissory note to the order of Norwest, dated August 1, 1994 in the original face amount of $500,000 as modified by that Modification/Extension Agreement dated March 30, 1995 increasing the principal face amount of the Note to $1,120,000 and extending the maturity date to May 1, 1998 and by that Modification/Extension Agreement effective September 13, 1995 increasing the principal face amount of that promissory note to $2,500,000 and extending the maturity date to May 31, 1998 and by that Modification/Extension Agreement effective December 1, 1996 extending the Maturity Date to April 1, 2000, all of which shall be collectively referred to as the "Note". The remainder of this Section shall remain in full force and effect.

BORROWING BASE AMOUNT/PROCEDURES

The second paragraph shall be revised as follows:

Effective as of the execution of this letter the Borrowing Base shall be $1,200,000. Commencing January 1, 1997, the Borrowing Base Amount will be reduced on the first day of each calendar month by the amount of $30,000. On the Maturity Date of April 1, 2000 the Borrowing Base Amount shall be zero.

PURPOSE

Borrower may use the proceeds of the Production Loan to finance working capital requirements, drilling and completion costs, property acquisitions and the issuance of letters of credit, provided such letters of credit are for a purpose, and are in form and substance, satisfactory to Norwest. The issuance of a letter of credit under the Production Loan shall be deemed to be an advance under the Production Loan, subject to the Borrowing Base, whether or not the letter of credit is drawn upon. Interest will accrue on the funded portion of a letter of credit at the interest rate set forth in the Production Loan Note at such time as a letter of credit is funded. Letters of credit issued under the Production Loan must have a final expiry prior to April 1, 2000; in the event Norwest agrees, in its sole discretion, to issue a letter of credit with an expiry beyond April 1, 2000 the letter of credit must be secured with cash collateral satisfactory to Norwest. The issuance of any letters of credit hereunder will be in accordance with Norwest's then current policies and procedures and subject to Norwest's then current fees.

MATURITY DATE

The Maturity Date is the earlier of (1) April 1, 2000 or (ii) the date to which the maturity of the Note is accelerated.

1A.  TERMS OF RLOC

COMMITMENT AMOUNT

Not to exceed $900,000. Loan advances shall be available on a revolving basis and Borrower may borrow, repay and reborrow so long as the outstanding amount does not exceed $900,000. The RLOC made hereunder shall be evidenced by Borrower's Continuation Promissory Note to the order of Norwest, dated October 31, 1996, to mature on October 31, 1997, in the face amount of $900,000 (the "RLOC Note"). The Continuation RLOC Note is a continuation and substitution of that promissory note dated September 13, 1995 and represents a continuation of the indebtedness evidenced thereby.

FEES

Borrower shall pay Norwest a loan commitment fee of $1,000 upon the execution of this Third Amendment.

MATURITY DATE

The Maturity Date is the earlier of (1) October 31, 1997 or (ii) the date to which the maturity of the RLOC Note is accelerated.

III. CONDITIONS PRECEDENT The Obligation of Norwest to make advances under the Production Loan and RLOC after the date hereof shall be subject to the condition precedent that Norwest shall have received all of the following, duly executed and in form and substance satisfactory to Norwest:

a. The RLOC Note and the Production Loan Note Modification/Extension Agreement; and

b.   Modifications to the Mortgage Documents as required by Norwest.

XII.  ADDITIONAL PROVISIONS

The Borrower and Norwest agree that all obligations or liabilities of Borrower to Norwest under the terms of any contracts or agreements between them for the purchase, sale or hedging of commodities, including oil and gas, or trading positions therein will be secured by the Mortgage Documents described in the Loan Agreement.

The Borrower and Bank hereby ratify and affirm that all other provisions of the Loan Agreement and Mortgage Documents remain in full force and effect. This Third Amendment shall not be deemed to be an amendment, waiver or modification of any of the terms of the Loan Agreement except as specifically set forth herein. Borrower further remakes and reaffirms all representations, covenants and warranties contained in the Loan Agreement and Mortgage Documents. Any references to the Loan Agreement or any of the Mortgage Documents in any other contract or agreement shall refer to the Loan Agreement and Mortgage Documents as amended hereby. All defined terms used in the Loan Agreement and Mortgage Documents shall have the same meaning herein except as expressly amended. The Parties hereto have caused this Third Amendment to be executed by their respective officers, who have been duly authorized, as of the date first above written.

Please acknowledge your acceptance of and agreement to the terms of this agreement by dating and executing where indicated.

Sincerely,

NORWEST BANK COLORADO, NATIONAL ASSOCIATION


By:  /s/ Don McDonald
     ----------------
     Don McDonald
     Vice President
     Energy & Minerals

AGREED TO AND ACCEPTED THIS 13 OF DECEMBER, 1996 AND EFFECTIVE AS OF DECEMBER 1, 1996.

BASIC EARTH SCIENCE SYSTEMS, INC.

By:  /s/ Ray Singleton, President
     ----------------------------
     Ray Singleton, President